UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1862719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8211 Town Center Drive, Baltimore, Maryland	21236
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-124459

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-124459), filed with the Securities and Exchange Commission on April 29, 2005, as amended on each of June 10, 2005, July 8, 2005, August 18, 2005, August 25, 2005, September 2, 2005, September 2, 2005 and September 12, 2005, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

All of the following exhibits have been filed as exhibits to the Registration Statement, and are hereby incorporated by reference.

Exhibit Number	Description of Exhibit

3.1

Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3(i) of the Form 8-K filed on May 26, 2005 (Commission file no. 033-78954), Exhibit 3.1 of the Form 8-K filed on September 12, 2005 (Commission file no. 033-78954) and Exhibit 3.1 of Registration Statement on Form S-4 filed on May 13, 1994 (Commission file no. 33-68444)).

3.2	Form of Amended and Restated Certificate of Incorporation of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.3	By-laws of the Company (Incorporated by reference to Exhibit 3.2 of Registration Statement on Form S-4 filed on May 13, 1994 (Commission file no. 33-68444)).

3.4	Form of Amended and Restated By-laws of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 3.4 to the Registration Statement).

4.1	Form of Specimen Common Stock Certificate of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 12, 2005

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ John B. Ross
Name: John B. Ross
Title: Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1

Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3(i) of the Form 8-K filed on May 26, 2005 (Commission file no. 033-78954), Exhibit 3.1 of the Form 8-K filed on September 12, 2005 (Commission file no. 033-78954) and Exhibit 3.1 of Registration Statement on Form S-4 filed on May 13, 1994 (Commission file no. 33-68444)).

3.2	Form of Amended and Restated Certificate of Incorporation of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.3	By-laws of the Company (Incorporated by reference to Exhibit 3.2 of Registration Statement on Form S-4 filed on May 13, 1994 (Commission file no. 33-68444)).

3.4	Form of Amended and Restated By-laws of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 3.4 to the Registration Statement).

4.1	Form of Specimen Common Stock Certificate of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 4.1 to the Registration Statement).